CONSENT OF INDEPENDENT
                      CERTIFIED PUBLIC ACCOUNTANTS

Contour Medical, Inc.
St. Petersburg, Florida

We hereby consent to the incorporation by reference in the Registration Statement of Contour Medical, Inc. on Form S-8 (File Number 33-92110) of our report dated August 18, 1995, except for the stock split discussed in Note 9 which is as of March 15, 1996, relating to the consolidated financial statements of Contour Medical, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1996.

/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP

Orlando, Florida
October 14, 1997